Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman
Senior Vice President - Finance
Horace Mann Educators Corporation
(217) 788-5708
www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR SECOND QUARTER

SPRINGFIELD, Ill., August 4, 2004 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $18.9 million (44 cents per share) and $40.6 million (95 cents per share), respectively, for the three and six months ended June 30, 2004, compared to net income of $2.1 million (5 cents per share) and $10.2 million (24 cents per share) for the same periods in 2003. Included in net income were net realized losses on securities of $0.8 million ($0.5 million after tax, or 1 cent per share) for the second quarter and net realized gains of $4.5 million ($2.9 million after tax, or 7 cents per share) for the first half of 2004, compared to net realized gains of $2.2 million ($1.5 million after tax, or 3 cents per share) for the second quarter of 2003 and net realized losses of $2.5 million ($1.6 million after tax, or 4 cents per share) for the six months ended June 30, 2003. All per-share amounts are stated on a diluted basis.

“Horace Mann followed a strong first quarter of 2004 with another solid performance in the second quarter,” said Louis G. Lower II, President and Chief Executive Officer. “Our underlying property and casualty results continued to gain traction, benefiting from additional underwriting and pricing actions taken over the last several quarters, ongoing improvements in claims processes, and cost containment initiatives. Our property and casualty results this year have also been helped by the absence of adverse prior years’ reserve development and by the relatively low level of catastrophe losses and claim frequencies enjoyed by the industry as a whole,” Lower added.

“Based on results for the first half of the year, we are increasing our full year 2004 estimate of net income before realized investment gains and losses by 25 cents to between $1.45 and $1.55 per share,” said Lower. “This projection reflects our favorable underwriting trends, yet remains cautious regarding potential catastrophe losses in the second half of the year.”

Net income for the property and casualty segment improved $19.7 million for the quarter and $26.2 million for the six months compared to the year earlier periods due primarily to the factors cited above. Net income for the annuity segment declined $0.8 million compared to the second quarter of 2003, primarily due to the impact of valuations of deferred policy acquisition costs, value of acquired insurance in force and guaranteed minimum death benefit reserves. For the first half of 2004, annuity net income increased $0.8 million compared to prior year, driven primarily by growth in contract fees. Life segment net income decreased $0.5 million and $1.2 million compared to the three and six months ended June 30, 2003, respectively, due primarily to valuation of deferred policy acquisition costs as well as lower group insurance earnings, an adjustment for agent commissions and a decline in investment income. This was partially offset by growth in income from partner company product sales and favorable mortality experience.

The company’s premiums written and contract deposits increased 9 percent and 10 percent compared to the quarter and six months of the prior year, respectively, reflecting significant growth in new annuity deposits and rate increases in the property and automobile lines. While life segment insurance premiums and contract deposits decreased slightly compared to the first six months of 2003, total life annualized new sales, including partner products, increased 23 percent.

New annuity deposits increased 23 percent and 27 percent over the second quarter and first half of 2003, respectively, due to growth in new single premium and rollover deposits. In addition, the 12-month retention ratio for fixed and variable accumulated annuity deposits improved to approximately 95 and 93 percent, respectively.

Total new annuity sales increased 60 percent compared to the first half of 2003, including growth of 35 percent in new sales by Horace Mann career agents. While annuity production from independent agents in the quarter was lower than in the first quarter of 2004, independent agent sales in the first six months of 2004 were four times the level produced in the first half of 2003.

Horace Mann’s career agency force totaled 805 agents at June 30, 2004. “Though the agency force is smaller than it was a year ago, the number of experienced agents has increased, average agent productivity is up 24 percent compared to the first half of 2003, and career agent annualized new sales increased 17 percent for both the quarter and six months,” Lower said.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides retirement annuities, life insurance, property/casualty insurance, and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. Horace Mann is publicly traded on the New York Stock Exchange as HMN. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the company’s public filings with the Securities and Exchange Commission.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights

(Dollars in Millions, Except Per Share Data)

	Quarter Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
DIGEST OF EARNINGS

Net income	$18.9	$2.1		$40.6	$10.2

Net income per share:
Basic	$0.44	$0.05		$0.95	$0.24
Diluted	$0.44	$0.05		$0.95	$0.24

Weighted average number of shares and equivalent shares:
Basic	42.7	42.7		42.7	42.7
Diluted	43.0	42.9		43.0	42.9

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$256.1	$234.7	9.1%	$500.9	$454.3	10.3%
Return on equity (A)				9.0%	4.7%
Property & Casualty GAAP combined ratio	90.8%	111.2%		92.2%	105.4%
Property & Casualty GAAP combined ratio before catastrophes	89.0%	102.7%		90.8%	100.4%
Experienced agents				503	492	2.2%
Financed agents				302	391	-22.8%
Total agents				805	883	-8.8%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—	$0.21	$0.21	—
Book value (B)				$11.77	$13.81	-14.8%

Financial Position

Total assets				$5,420.1	$5,151.1	5.2%
Short-term debt				25.0	—
Long-term debt				144.7	144.7
Total shareholders’ equity				503.4	589.9	-14.7%

(A)	Based on 12-month net income and average quarter-end shareholders’ equity.
(B)	Before the market value adjustment for investments, book value per share was $11.22 at June 30, 2004 and $10.52 at June 30, 2003. Ending shares outstanding were 42,759,953 at June 30, 2004, 42,721,940 at December 31, 2003 and 42,721,940 at June 30, 2003.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
STATEMENTS OF OPERATIONS

Insurance premiums written and contract deposits	$256.1	$234.7	9.1%	$500.9	$454.3	10.3%
Insurance premiums and contract charges earned	$169.1	$161.4	4.8%	$336.7	$319.7	5.3%
Net investment income	46.9	45.6	2.9%	95.5	93.1	2.6%
Realized investment gains (losses)	(0.8)	2.2		4.5	(2.5)

Total revenues	215.2	209.2	2.9%	436.7	410.3	6.4%

Benefits, claims and settlement expenses	106.9	129.3		218.4	240.2
Interest credited	26.9	25.5		53.3	50.9
Policy acquisition expenses amortized	17.4	16.7		33.8	33.8
Operating expenses	34.6	32.8	5.5%	68.2	66.4	2.7%
Amortization of intangible assets	1.2	0.9		2.5	2.5
Interest expense	1.7	1.5		3.4	3.1

Total benefits, losses and expenses	188.7	206.7	-8.7%	379.6	396.9	-4.4%

Income before income taxes	26.5	2.5		57.1	13.4
Income tax expense	7.6	0.4		16.5	3.2
Net income	$18.9	$2.1		$40.6	$10.2

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$142.8	$136.5	4.6%	$276.8	$265.0	4.5%
Involuntary and other property & casualty	0.6	0.2		1.3	0.3
Total Property & Casualty	143.4	136.7	4.9%	278.1	265.3	4.8%
Annuity deposits	85.8	70.0	22.6%	170.0	134.3	26.6%
Life	26.9	28.0	-3.9%	52.8	54.7	-3.5%
Total	$256.1	$234.7	9.1%	$500.9	$454.3	10.3%

ANALYSIS OF NET INCOME

Property & Casualty
Before catastrophes	$16.8	$2.8		$30.7	$10.8
Catastrophe losses, after tax	(1.6)	(7.3)		(2.4)	(8.7)
Total Property & Casualty	15.2	(4.5)		28.3	2.1
Annuity	2.7	3.5	-22.9%	6.6	5.8	13.8%
Life	3.2	3.7	-13.5%	6.3	7.5	-16.0%
Corporate and other (A)	(2.2)	(0.6)		(0.6)	(5.2)
Net income	18.9	2.1		40.6	10.2

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
PROPERTY & CASUALTY

Premiums written	$143.4	$136.7	4.9%	$278.1	$265.3	4.8%
Premiums earned	141.4	133.8	5.7%	281.0	265.4	5.9%
Net investment income	8.2	7.8	5.1%	17.0	16.0	6.3%
Losses and loss adjustment expenses	96.7	118.2		196.3	217.5
Operating expenses (includes policy acquisition expenses amortized)	31.9	30.8	3.6%	63.2	62.6	1.0%
Income before tax	21.0	(7.4)		38.5	1.3
Net income	15.2	(4.5)		28.3	2.1

Net investment income, after tax	7.0	6.4	9.4%	14.3	13.0	10.0%

Catastrophe losses, after tax	1.6	7.3		2.4	8.7

GAAP operating statistics:
Loss and loss adjustment expense ratio	68.5%	88.3%		69.9%	81.9%
Expense ratio	22.3%	22.9%		22.3%	23.5%
Combined ratio	90.8%	111.2%		92.2%	105.4%

Combined ratio before catastrophes	89.0%	102.7%		90.8%	100.4%

Automobile and property detail:
Premiums written (voluntary)	$142.8	$136.5	4.6%	$276.8	$265.0	4.5%
Automobile	99.8	97.7	2.1%	202.1	196.3	3.0%
Property	43.0	38.8	10.8%	74.7	68.7	8.7%
Premiums earned (voluntary)	$139.4	$131.8	5.8%	$276.9	$261.2	6.0%
Automobile	101.4	96.8	4.8%	201.6	192.0	5.0%
Property	38.0	35.0	8.6%	75.3	69.2	8.8%

Policies in force (voluntary) (in thousands)				837	852	-1.8%
Automobile				561	572	-1.9%
Property				276	280	-1.4%

Voluntary automobile GAAP operating statistics:
Loss and loss adjustment expense ratio	71.1%	82.4%		72.2%	79.4%
Expense ratio	22.4%	22.1%		22.2%	22.7%
Combined ratio	93.5%	104.5%		94.4%	102.1%

Combined ratio before catastrophes	93.0%	101.6%		94.2%	100.5%

Total property GAAP operating statistics:
Loss and loss adjustment expense ratio	59.8%	105.4%		59.9%	90.0%
Expense ratio	22.0%	24.5%		22.2%	25.2%
Combined ratio	81.8%	129.9%		82.1%	115.2%

Combined ratio before catastrophes	76.3%	105.4%		77.9%	99.9%
Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$—	$(10.2)		$—	$(15.8)
Total property	—	0.7		—	1.1
Other property and casualty	—	(0.4)		—	0.5

Total	—	(9.9)		—	(14.2)

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
ANNUITY

Contract deposits	$85.8	$70.0	22.6%	$170.0	$134.3	26.6%
Variable	34.6	29.5	17.3%	65.8	53.7	22.5%
Fixed	51.2	40.5	26.4%	104.2	80.6	29.3%
Contract charges earned	4.1	3.5	17.1%	8.3	6.7	23.9%
Net investment income	26.8	25.6	4.7%	54.2	52.1	4.0%
Net interest margin (without realized gains)	8.1	8.0	1.3%	17.2	16.8	2.4%
Net margin (includes fees and contract charges earned)	12.8	12.0	6.7%	26.6	24.4	9.0%
Mortality gain (loss) and other reserve changes	(0.6)	—		(0.7)	(0.5)
Operating expenses (includes policy acquisition expenses amortized)	7.5	6.2	21.0%	14.5	13.6	6.6%
Income before tax and amortization of intangible assets	4.7	5.8	-19.0%	11.4	10.3	10.7%
Amortization of intangible assets	0.8	0.5		1.7	1.7
Income before tax	3.9	5.3		9.7	8.6
Net income	2.7	3.5	-22.9%	6.6	5.8	13.8%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$—	$0.5		$0.4	$(0.2)
Value of acquired insurance in force	0.1	0.4		0.1	0.1
Guaranteed minimum death benefit reserve	—	0.4		0.1	0.2

Annuity contracts in force (in thousands)				156	149	4.7%
Accumulated value on deposit				$2,908.2	$2,544.5	14.3%
Variable				1,165.5	973.6	19.7%
Fixed				1,742.7	1,570.9	10.9%
Annuity accumulated value retention - 12 months
Variable accumulations				93.4%	92.0%
Fixed accumulations				95.5%	94.5%

LIFE

Premiums and contract deposits	$26.9	$28.0	-3.9%	$52.8	$54.7	-3.5%
Premiums and contract charges earned	23.6	24.1	-2.1%	47.4	47.6	-0.4%
Net investment income	12.2	12.5	-2.4%	24.9	25.5	-2.4%
Income before tax	5.0	5.7		9.8	11.6
Net income	3.2	3.7	-13.5%	6.3	7.5	-16.0%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.6)	$—		$(0.7)	$0.2

Life policies in force (in thousands)				254	263	-3.4%
Life insurance in force (in millions)				$13,253	$13,253	—
Lapse ratio - 12 months (Ordinary life insurance)				7.3%	8.6%

CORPORATE AND OTHER (A)

Components of gain (loss) before tax:
Realized investment gains (losses)	$(0.8)	$2.2		$4.5	$(2.5)
Interest expense	(1.7)	(1.5)		(3.4)	(3.1)
Other operating expenses	(0.9)	(1.8)		(2.0)	(2.5)
Loss before tax	(3.4)	(1.1)		(0.9)	(8.1)
Net loss	(2.2)	(0.6)		(0.6)	(5.2)

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at market (amortized cost 2004, $2,593.7; 2003, $2,373.9)				$2,633.9	$2,563.5
Short-term investments				8.4	24.0
Short-term investments, securities lending collateral				343.4	392.9
Policy loans and other				81.2	77.0

Total Annuity and Life investments				3,066.9	3,057.4	0.3%

Property & Casualty
Fixed maturities, at market (amortized cost 2004, $684.8; 2003, $588.9)				683.7	629.1
Short-term investments				5.5	2.8
Short-term investments, securities lending collateral				—	2.9
Other				0.6	1.7

Total Property & Casualty investments				689.8	636.5	8.4%

Corporate investments				0.6	5.1

Total investments				3,757.3	3,699.0	1.6%

Net investment income
Before tax	$46.9	$45.6	2.9%	$95.5	$93.1	2.6%
After tax	32.2	30.9	4.2%	65.4	63.1	3.6%

Realized investment gains (losses) by investment portfolio included in Corporate and Other segment income
Property & Casualty	$(0.2)	$(0.2)		$2.1	$(1.5)
Annuity	0.1	1.8		2.2	1.4
Life	(0.7)	0.6		0.2	(2.4)
Corporate and Other	—	—		—	—
Total, before tax	(0.8)	2.2		4.5	(2.5)
Total, after tax	(0.5)	1.5		2.9	(1.6)
Per share, diluted	$(0.01)	$0.03		$0.07	$(0.04)

OTHER INFORMATION

End of period goodwill asset				$47.4	$47.4
Property and casualty net reserves as of:
June 30, 2004				$332.9
March 31, 2004				326.9
December 31, 2003				320.9
September 30, 2003				308.0
June 30, 2003				285.4
March 31, 2003				275.7
December 31, 2002				272.6
December 31, 2001				272.0
December 31, 2000				249.8
December 31, 1999				235.4